UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2020

BIONOVATE TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-188152	33-1229553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nuevo Leon 202 Piso 7 Col. Hipodromo, Cuidad de Mexico, Mexico	06100
(Address of principal executive offices)	(Zip Code)

Registrant s telephone number, including area code: (646) 224-1160

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2020, David Gonzalez resigned as a director and as an officer of our company. Mr. Gonzalez’s resignation was not the result of a disagreement between Mr. Gonzalez and our company on any matter relating to our company's operations, policies or practices. On July 22, 2020, Marc Applbaum was appointed as a director to replace Mr. Gonzalez and he was also appointed President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of our company.

Mr. Applbaum, age 49, received a Bachelor of Science in Public Administration from the University of Southern California in 1994. He received a Juris Doctor from Thomas Jefferson School of Law in 2000 and has been a practicing attorney since 2002. Mr. Applbaum worked as a prosecutor for the City of San Diego and has been corporate counsel for several publicly traded companies throughout the years. He has helped many of these entities become and remain current with the guidelines set out by OTC Markets. He has worked both in the private and public sector, bringing a unique perspective to his role with the Company. Bionovate Technologies believes that Mr. Applbaum’s educational background and legal experience give him the qualifications and skills necessary to serve as Chief Executive Officer.

There are no family relationship between Mr. Applbaum and any director or executive officer of our company and no related party transactions required to be reported under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONOVATE TECHNOLOGIES CORP.

/s/ Marc Applbaum
Marc Applbaum
President

Date: August 21, 2020

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